Exhibit 10.4

RENEWAL AGREEMENT

This Renewal Agreement (this “Agreement”), dated as of April 25, 2022 for reference purposes only, is made by and between PJT Partners Holdings LP (“Borrower”) and First Republic Bank (the “Lender”), with reference to the following facts:

A.

The Lender has previously made or committed to make revolving loans in the aggregate maximum principal amount of $60,000,000.00 (with a provision for an increase to $80,000,000 at certain times of the year), as amended, to Borrower (the “Loan”).

B.

The Loan arises out of that certain Amended and Restated Loan Agreement dated October 1, 2018 (as amended, the “Loan Agreement”) to which Borrower and the Lender are parties. The Loan is evidenced by Borrower’s Second Amended and Restated Promissory Note dated February 1, 2021 (the “Note”). All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.

C.	Borrower has requested that Lender extend the maturity date of the Note from October 1, 2022 to October 1, 2023, and Lender has agreed to do so on the terms set forth herein.

THEREFORE, for valuable consideration, the Lender and Borrower agree as follows:

1.

Extension of Line of Credit Note Maturity Date. The Maturity Date of the Note is extended to October 1, 2023, at which time the entire unpaid principal balance of the Note, all accrued and unpaid interest and any other outstanding amounts due Lender under the Loan Documents shall be due and payable. The Note and the Loan Documents are amended accordingly.

2.	Representations and Warranties. As a material inducement to the Lender's execution of this Agreement, Borrower makes the following warranties and representations to the Lender:

2.1

Borrower has the full power and authority to enter into and perform all of its obligations under this Agreement, and this Agreement, when executed by the Persons signing this Agreement on behalf of Borrower, shall constitute a legal, valid and binding obligation of Borrower enforceable in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally and regardless of whether enforcement is sought in equity or at law). The Persons executing this Agreement on behalf of Borrower have been duly authorized to execute this Agreement by all required action on the part of Borrower.

2.2	There are no Liens affecting all or part or the Collateral, except for the Liens in favor of the Lender and the Permitted Liens.

2.3	No Event of Default has occurred and is continuing.

3.

No Modification of Loan Documents. Nothing contained in this Agreement shall be construed to obligate the Lender to extend the time for payment of the Note or otherwise modify any of the Loan Documents in any respect, except as expressly set forth in this Agreement.

4.

No Waiver. No waiver by the Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender. The Lender's rights and remedies under this Agreement are cumulative with and in addition to any and all other legal and equitable rights and remedies which the Lender may have in connection with the Loans.

5.

Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered by this Agreement and other Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by the Lender or Borrower concerning the matters covered by this Agreement and the other Loan Documents.

6.	Modifications. This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

7.

Descriptive Headings; Interpretation. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. For purposes of this Agreement, the term "including" shall be deemed to mean    "including without limitation."

8.

Fees. Pursuant to the Loan Documents, Borrower shall pay to the Lender (a) a loan modification fee of $60,000.00 and (b) all reasonable and documented out-of-pocket costs, charges, and expenses paid or incurred by the Lender in connection with the preparation of this Agreement and the transactions contemplated hereby, including reasonable attorneys' fees (all of which amounts will be debited from Borrower's account number [intentionally removed]). Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys' fees and costs, incurred by the Lender in enforcing any of the terms of this Agreement or the other Loan Documents, whether or not any legal proceedings are instituted by the Lender.

9.

Indemnification. Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all claims, demands, damages, liabilities, actions, causes of action, suits, reasonable costs and expenses, including reasonable attorneys' fees and costs, directly arising out of or relating to any commission or brokerage fee or charge claimed to be due or owing to any Person in connection with the transactions contemplated by this Agreement as a result of any act or agreement by the Borrower.

10.	No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Lender and Borrower, and no other Person shall have any right of action under this Agreement.

11.

NO CLAIMS. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST THE LENDER IN CONNECTION WITH THE LOANS OR THE COLLATERAL.

12.	Continuing Effect of Documents. The Note and the other Loan Documents, as modified by this Agreement, shall remain in full force and effect in accordance with their terms and are affirmed by Borrower.

13.

Counterparts; Successors. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement as of the date first above written.

BORROWER:	LENDER:

PJT Partners Holdings LP	First Republic Bank

By:	PJT Partners Inc., its General Partner

	By:	/s/ Helen T. Meates	By:	/s/ Stephen J. Szanto
	Name:	Helen T. Meates	Name:	Stephen J. Szanto
	Title:	Chief Financial Officer	Title:	Senior Managing Director

ACKNOWLEDGMENT OF RENEWAL AND REAFFIRMATION

OF THIRD PARTY PLEDGE AGREEMENT

Section 1.The undersigned Pledgor hereby acknowledges and confirms that it has reviewed and approves the terms and conditions of the Renewal Agreement dated on or about even date herewith between PJT Partners Holdings LP ("Borrower") and First Republic Bank ("Lender") (the "Amendment").

Section 2.The undersigned Pledgor hereby consents to the Amendment and agrees that all obligations covered by the Third Party Pledge Agreement executed by the Pledgor in favor of Lender shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.The undersigned Pledgor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in said Third Party Pledge Agreement are true, accurate and complete as if made the date hereof.

Dated as of April 25, 2022

PLEDGOR

PJT PARTNERS LP

By:	PJT Management, LLC, its general partner

	By:	PJT Partners Holdings LP, its sole member

		By:	PJT Partners Inc., its general partner

By:	/s/ Helen T. Meates
Name:	Helen T. Meates
Title:	Chief Financial Officer